As filed with the Securities and Exchange Commission on August 5, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

R.R. DONNELLEY & SONS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	36-1004130
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

35 West Wacker Drive
Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

R.R. DONNELLEY & SONS COMPANY AMENDED AND RESTATED 2017 PERFORMANCE INCENTIVE PLAN

(Full title of the plan)

Deborah L. Steiner

R.R. Donnelley & Sons Company

35 West Wacker Drive

Chicago, Illinois 60610]

(Name and address of agent for service)

(312) 326-8000

(Telephone number, including area code, of agent for service)

Copies to:

Matthew E. Johnson

Sidley Austin LLP

One South Dearborn

Chicago, Illinois 60603

(312) 853-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	4,075,000	$1.75	$7,131,250	$864.31

(1)

R.R. Donnelley & Sons Company (the “Registrant”) is registering an aggregate of 4,075,000 shares of common stock, par value $0.01 per share (the “Common Stock”), for issuance under the R.R. Donnelley & Sons Company Amended and Restated 2017 Performance Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)

Estimated solely for the purpose of computing the registration fee pursuant to Rules 457(c) and (h) on the basis of the average of the high and low sales prices of the common stock on the New York Stock Exchange on July 30 2019.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement on Form S-8 is filed by R.R. Donnelley & Sons Company (the “Registrant”) regarding the R.R. Donnelley & Sons Company Amended and Restated 2017 Performance Incentive Plan (the “Plan”). Documents containing the information required by Part I of the Registration Statement will be sent or given to Plan participants as specified by Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents heretofore filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated herein by reference into this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Annual Report”), filed with the Commission on February 27, 2019;

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the Commission on May 1, 2019;

(3)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, filed with the Commission on July 31, 2019;

(4)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on March 5, 2019 and May 17, 2019; and

(5)

The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-04694) filed with the Commission on July 27, 1993, as amended on August  4, 2009 and on August 12, 2016, including any subsequent amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Reference is made to Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware (the “DGCL”) which provides for indemnification of directors and officers in certain circumstances.

The Registrant’s Restated Certificate of Incorporation contains a provision that is designed to limit the directors’ liability to the extent permitted by the DGCL and any amendments thereto. Specifically, directors will not be held personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for a breach of the duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of an improper dividend or improper repurchase of the Registrant’s stock under Section 174 of the DGCL, or

(iv) for any transaction from which the director derived an improper personal benefit. The principal effect of the limitation of liability provision is that a stockholder is unable to prosecute an action for monetary damages against a director of the Registrant unless the stockholder can demonstrate one of the specified bases for liability. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. While the Registrant’s Restated Certificate of Incorporation limits the personal liability of directors, it does not eliminate the directors’ duty of care. The inclusion of the limitation of liability provision in the Registrant’s Restated Certificate of Incorporation may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited the Registrant and its stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director’s breach of the duty of care.

The Registrant’s Restated Certificate of Incorporation also provides that the Registrant will indemnify its directors and officers to the fullest extent permitted by Delaware law. The Registrant is generally required to indemnify its directors and officers for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s position with the Registrant or another entity for which the director or officer serves at the Registrant’s request, subject to certain conditions, and to advance funds to its directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceedings or acted in good faith and in what was reasonably believed to be a lawful manner in the Registrant’s best interest. Pursuant to Section 145 and the Registrant’s Restated Certificate of Incorporation, the Registrant maintains directors’ and officers’ liability insurance coverage which insures the Registrant, its subsidiaries and the elected officers and directors of the Registrant and its subsidiaries, against damages, judgments, settlements and costs incurred by reason of certain acts committed by such persons in their capacities as officers and directors.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Restatement of Certificate of Incorporation of R.R. Donnelley & Sons Company (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on October 3, 2016).

4.2	Amended and Restated By-Laws of R.R. Donnelley & Sons Company (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed on October 3, 2016).

4.3	R.R. Donnelley & Sons Company Amended and Restated 2017 Performance Incentive Plan (incorporated by reference to Appendix B to the Registrant’s Annual Proxy Statement on Schedule 14A for the fiscal year ended December 31, 2018, filed on April 8, 2019).

5.1*	Opinion of Sidley Austin LLP.

23.1*	Consent of Sidley Austin LLP (included as part of Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

24.1*	Power of Attorney (set forth on the signature page of this Registration Statement).

*	Filed herewith.

Item 9.	Undertakings.

(a)    The Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 5th day of August, 2019.

R.R. DONNELLEY & SONS COMPANY

By	/s/ Terry D. Peterson
Name	Terry D. Peterson
Title	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Deborah L. Steiner, Michael J. Sharp and Terry D. Peterson, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and dates indicated.

Signature	Title	Date

/s/ Daniel L. Knotts Daniel L. Knotts	President and Chief Executive Officer, Director (Principal Executive Officer)	August 5, 2019

/s/ Terry D. Peterson Terry D. Peterson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 5, 2019

/s/ Michael J. Sharp Michael J. Sharp	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 5, 2019

/s/ John C. Pope John C. Pope	Chairman of the Board, Director	August 5, 2019

/s/ Susan M. Gianinno Susan M. Gianinno	Director	August 5, 2019

/s/ Timothy R. McLevish Timothy R. McLevish	Director	August 5, 2019

/s/ Jamie Moldafsky Jamie Moldafsky	Director	August 5, 2019

Signature	Title	Date

/s/ P. Cody Phipps P. Cody Phipps	Director	August 5, 2019

/s/ Irene M. Esteves Irene M. Esteves	Director	August 5, 2019